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                                                                    EXHIBIT 10c


December 9, 1996


The Standard Products Company
2401 South Gulley Road
Dearborn, Michigan 48124


Attention:  Mr. Charles F. Nagy
            Treasurer


Dear Sir:

The undersigned are the holders of $75,000,000 aggregate principal amount of the 6.55% Senior Notes due December 16, 2003, as amended (the "Notes"), issued pursuant to the Note Purchase Agreement, dated December 16, 1993 (the "Agreements"), between The Standard Products Company (the "Company") and the undersigned.

As holders of the Notes and parties to the Agreements, and subject to the Company's agreement herewith as evidenced by the signature of an authorized officer of the Company at the foot hereof, Metropolitan hereby agrees with the Company that Section 8.3 ("Current Ratio") of the Notes shall be amended by deleting the percentage "one hundred twenty-five percent (125%)" appearing therein and replacing it with the percentage "one hundred percent (100%)".

It is understood that no compensation has been paid to any other senior lenders of the Company for agreement to the amendments referred to in this letter and that all senior lenders have agreed to such amendments. It is further understood that if any bank lenders of the Company subsequently increase the current ratio required by such bank lenders to be maintained by the Company, the current ratio referred to in Section 8.3 of the Notes shall be raised to such levels.

If you are in agreement with the foregoing amendment please sign below and return three of the enclosed copies of this letter to Metropolitan Life Insurance Company, 334 Madison Avenue, Convent Station, New Jersey 07961-0633, to the attention of Morian Mooers, whereupon such amendment shall be effective as of the date first above written.

Very truly yours,


METROPOLITAN LIFE INSURANCE                   METROPOLITAN INSURANCE AND
COMPANY                                       ANNUITY COMPANY

By:  /s/ Joe A. Augustini                     By:  /s/ James A. Wiviott
------------------------------------          --------------------------
   Vice President
                                              METROPOLITAN PROPERTY AND
                                              CASUALTY INSURANCE COMPANY

                                              By:  /s/ James A. Wiviott
                                              --------------------------
The foregoing amendment to the
Agreement is accepted and agreed to.

THE STANDARD PRODUCTS COMPANY.

By:  /s/ Charles F. Nagy
------------------------------------
     Treasurer